Exhibit 99.1

ISLE OF CAPRI CASINOS ANNOUNCES

FISCAL 2010 THIRD QUARTER RESULTS

SAINT LOUIS, MO — February 23, 2010 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third quarter of the Company’s 2010 fiscal year, the three months ended January 24, 2010.

In making the announcement, James B. Perry, the Company’s chairman and chief executive officer, said, “The ongoing pressure the macroeconomic environment is placing on our markets has negatively impacted our revenues.  Overall, as we are bumping along the bottom of this economic cycle, we continue to generate free cash flow while managing with a solid operating plan and an eye towards increased future profitability.

“The recent amendment to our credit facility provides us greater financial flexibility to manage our business as we continue to focus on improving our balance sheet.  Additionally, we continue to lay the foundation for growth upon an economic recovery.  Further, we are optimistic about the future as we continue our commitment to gaming management, and are aggressively pursuing opportunities for such incremental revenue in Pennsylvania, as well as other growth opportunities across the United States.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share amounts, unaudited):

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2010	2009	2010	2009
Net revenues, excluding hurricane insurance recoveries	$227.0	$241.8	$730.7	$763.1
Net revenues	227.0	301.8	730.7	823.1
EBITDA(1)	29.5	131.8	120.5	222.6
Income (loss) from continuing operations	(11.4)	48.3	(8.0)	35.7
Net income (loss)	(10.6)	46.1	(8.2)	29.0
Income (loss) per share from continuing operations	(0.35)	1.52	(0.25)	1.14
Net income (loss) per share	(0.33)	1.45	(0.25)	0.93

Significant items impacting EBITDA during the three and nine months ended January 24, 2010 and January 25, 2009 are as follows:

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2010	2009	2010	2009
Expense recoveries - Pittsburgh development cost(2)	$—	$—	$6.8	$—
Portland development expense(2)	—	—	—	(6.0)
Marquette hotel demolition(3)	—	—	(0.5)	—
Caruthersville property tax settlement(4)	—	—	0.9	—
Hurricane Katrina settlement(5)	—	92.2	—	92.2
	$—	$92.2	$7.2	$86.2

Third Quarter Highlights

During the quarter, net revenues were $227.0 million, a decrease of 6.1% compared to the third quarter of FY 2009.  Excluding the impact of the items listed in the table above, EBITDA from continuing operations for the third quarter of FY 2010 was $29.5 million, compared to $39.6 million for the third quarter of FY 2009 and property EBITDA decreased $8.6 million from the prior year to $40.0 million.

Excluding the impact of the items reflected in the table above, EBITDA from continuing operations for the first nine months of FY 2010 was $113.3 million, compared to $136.4 million for the same period of FY 2009.  Property EBITDA decreased $22.9 million from the prior year to $145.7 million.

Virginia McDowell, the Company’s president and chief operating officer, said, “During the quarter, while our average spend per visit declined, our successful marketing efforts produced an increase in the average number of visits per rated patron and led to a significant number of new customers to our database with whom we are building strong relationships.

“While we were able to decrease property operating expenses by approximately $4 million during the quarter, and while we continue to trim expenses wherever possible, we remain resolute that we will not cut costs to the point where they begin to negatively impact the customer experience and erode the important progress we have made. To support this conclusion, we are continuing to receive increasing positive feedback as our customer satisfaction and courtesy scores steadily increase.

“Average year-end unemployment in the areas in which we operate has risen from 7.0% to 9.2%, contributing to the decline in revenues.  Through innovation and discipline in a tough market, though, we maintained our margins in many locations while we are also addressing specific instances where improvement must be made. Across the portfolio, we are committed to continued improvement in our operations to best position our properties in an increasingly competitive marketplace.”

Corporate and Other Expenses

Corporate and other expenses increased $1.6 million to $10.5 million during the quarter compared to prior year, primarily due to increased insurance costs.  For the three months ended January 24, 2010, non-cash stock compensation expense increased $0.6 million to $1.8 million, when compared to prior year.  For the nine months ended January 24, 2010, non-cash stock compensation expense decreased $0.5 million to $5.4 million, when compared to prior year.

Interest expense for the quarter was $17.5 million, a decline of approximately $6.9 million compared to the prior fiscal year, primarily as a result of lower debt levels. We continue to expect interest expense for FY 2010 to be approximately $75 million to $80 million, including the impact of the recent amendment to our Credit Facility.

As a result of the amendment to the Credit Facility, we expect to incur a charge of approximately $2.2 million in the fourth quarter of FY 2010 related to fees and the write-off of certain unamortized deferred financing costs, of which approximately $0.3 million is non-cash.  Based on current debt levels, the Company expects interest expense to increase by approximately $15 million to $18 million annually, as a result of the amendment to the Credit Facility.

Capital Structure and Capital Expenditures

As of January 24, 2010, the Company had $72.5 million in cash and cash equivalents and total debt of $1.2 billion.  Capital expenditures for the nine months ended January 24, 2010 totaled $21.6 million, which included approximately $18.3 million of maintenance capital expenditures. The Company expects maintenance capital expenditures for the rest of the fiscal year to be approximately $10 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, February 23, 2010 at 10 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing (877) 917-8929.  International callers can access the conference call by dialing (517) 308-9020.  The conference call access code is 9056848.  This conference call will be recorded and available for review starting at noon on Tuesday, February 23, 2010, until midnight on Tuesday, March 2, 2010, by dialing (866) 397-1426 for domestic callers or (203) 369-0533 for International callers.  The access code will be 875962.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2010	2009	2010	2009
Revenues:
Casino	$229,520	$246,717	$742,957	$769,931
Rooms	8,424	9,216	32,488	35,696
Pari-mutuel, food, beverage and other	31,240	32,240	98,821	101,147
Hurricane insurance recoveries	—	60,000	—	60,000
Gross revenues	269,184	348,173	874,266	966,774
Less promotional allowances	(42,199)	(46,354)	(143,525)	(143,628)
Net revenues	226,985	301,819	730,741	823,146
Operating expenses:
Casino	36,472	37,382	115,474	112,370
Gaming taxes	60,529	63,335	191,056	196,839
Rooms	2,192	2,624	7,939	9,206
Pari-mutuel, food, beverage and other	10,717	12,011	33,126	37,903
Marine and facilities	14,392	15,319	46,148	48,202
Marketing and administrative	62,082	62,457	189,849	189,633
Corporate and development	11,127	9,039	33,412	32,570
Hurricane insurance recoveries	—	(32,179)	—	(32,179)
Expense recoveries and other charges	—	—	(6,762)	6,000
Depreciation and amortization	26,798	29,847	84,062	92,339
Total operating expenses	224,309	199,835	694,304	692,883
Operating income	2,676	101,984	36,437	130,263
Interest expense	(17,452)	(24,400)	(53,682)	(72,522)
Interest income	454	725	1,218	1,620

Income (loss) from continuing operations before income taxes	(14,322)	78,309	(16,027)	59,361
Income tax benefit (provision)	2,922	(30,044)	8,056	(23,682)
Income (loss) from continuing operations	(11,400)	48,265	(7,971)	35,679
Income (loss) from discontinued operations, including loss on sale, net of income taxes	775	(2,152)	(187)	(6,692)
Net income (loss)	$(10,625)	$46,113	$(8,158)	$28,987

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$(0.35)	$1.52	$(0.25)	$1.14
Income (loss) from discontinued operations, including loss on sale, net of income taxes	0.02	(0.07)	—	(0.21)
Net income (loss)	$(0.33)	$1.45	$(0.25)	$0.93

Weighted average basic shares	32,438,809	31,765,365	32,179,233	31,240,008
Weighted average diluted shares	32,438,809	31,765,365	32,179,233	31,248,402

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except  per share amounts)

	January 24,	April 26,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,536	$96,654
Marketable securities	20,050	17,548
Accounts receivable, net	8,462	11,935
Income taxes receivable	5,141	7,744
Deferred income taxes	13,233	16,295
Prepaid expenses and other assets	29,772	23,234
Assets held for sale	—	4,183
Total current assets	149,194	177,593
Property and equipment, net	1,117,227	1,177,540
Other assets:
Goodwill	313,136	313,136
Other intangible assets, net	80,653	83,588
Deferred financing costs, net	7,579	9,314
Restricted cash	2,774	2,774
Prepaid deposits and other	22,605	18,717
Total assets	$1,693,168	$1,782,662
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$8,750	$9,688
Accounts payable	24,643	16,246
Accrued liabilities:
Interest	22,208	9,280
Payroll and related	41,600	47,209
Property and other taxes	21,015	31,487
Other	43,708	52,195
Liabilities related to assets held for sale	—	1,888
Total current liabilities	161,924	167,993
Long-term debt, less current maturities	1,223,277	1,291,384
Deferred income taxes	20,232	24,970
Other accrued liabilities	38,729	52,575
Other long-term liabilities	17,486	17,314
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,768,397 at January 24, 2010 and 36,111,089 at April 26, 2009	368	361
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	199,862	193,827
Retained earnings	93,670	101,828
Accumulated other comprehensive (loss) income	(10,273)	(15,191)
	283,627	280,825
Treasury stock, 4,326,242 shares at January 24, 2010 and 4,340,436 shares at April 26, 2009	(52,107)	(52,399)
Total stockholders’ equity	231,520	228,426
Total liabilities and stockholders’ equity	$1,693,168	$1,782,662

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2010	2009	2010	2009
Mississippi
Biloxi(5)	$15,152	$18,278	$53,183	$61,733
Natchez	7,147	8,797	23,506	25,894
Lula	15,276	16,312	48,824	50,659
Mississippi Total	37,575	43,387	125,513	138,286

Louisiana
Lake Charles	31,795	38,003	103,652	112,105

Missouri
Kansas City	17,215	17,492	55,801	53,063
Boonville	17,557	18,151	57,475	56,996
Caruthersville	7,470	7,282	23,727	22,428
Missouri Total	42,242	42,925	137,003	132,487

Iowa
Bettendorf	17,480	19,414	59,153	68,695
Davenport	11,011	11,520	35,330	35,462
Marquette	5,476	5,837	20,431	22,651
Waterloo	18,818	18,814	58,918	58,680
Iowa Total	52,785	55,585	173,832	185,488

Colorado
Black Hawk	27,343	28,054	95,728	92,667

Florida
Pompano	34,623	33,752	93,990	101,772

Property Net Revenues before Other	226,363	241,706	729,718	762,805

Insurance Recoveries - Biloxi(5)	—	60,000	—	60,000

Other	622	113	1,023	341

Net Revenues from Continuing Operations	$226,985	$301,819	$730,741	$823,146

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2010	2009	2010	2009
Mississippi
Biloxi(5)	$(614)	$734	$3,278	$6,980
Natchez	1,882	3,103	7,009	8,810
Lula	3,968	4,164	12,255	13,790
Mississippi Total	5,236	8,001	22,542	29,580

Louisiana
Lake Charles	4,521	8,662	16,357	24,816

Missouri
Kansas City	3,260	3,234	11,860	9,511
Boonville	5,497	5,577	18,798	17,920
Caruthersville	1,475	1,202	4,368	4,151
Missouri Total	10,232	10,013	35,026	31,582

Iowa
Bettendorf	4,233	5,227	15,501	22,741
Davenport	2,800	3,096	9,487	10,605
Marquette	549	470	3,718	5,157
Waterloo	4,742	4,424	16,100	16,146
Iowa Total	12,324	13,217	44,806	54,649

Colorado
Black Hawk	5,236	6,421	22,829	23,748

Florida
Pompano	2,429	2,266	4,106	4,273

Property EBITDA Before Corporate and Other Items	39,978	48,580	145,666	168,648
Corporate and Other	(10,504)	(8,928)	(32,388)	(32,225)

EBITDA Before Other Items	29,474	39,652	113,278	136,423
Other Items:
Expense Recoveries and Other (2)	—	—	6,762	(6,000)
Marquette Hotel Demolition(3)	—	—	(475)	—
Caruthersville Property Tax Settlement(4)	—	—	934	—
Insurance Recoveries - Biloxi(5)	—	92,179	—	92,179
EBITDA from Continuing Operations	$29,474	$131,831	$120,499	$222,602

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended January 24, 2010			Three Months Ended January 25, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi(5)	$(4,034)	$3,420	$(614)	$(3,363)	$4,097	$734
Natchez	1,468	414	1,882	2,412	691	3,103
Lula	1,996	1,972	3,968	2,132	2,032	4,164
Mississippi Total	(570)	5,806	5,236	1,181	6,820	8,001

Louisiana
Lake Charles	2,047	2,474	4,521	5,584	3,078	8,662

Missouri
Kansas City	2,337	923	3,260	2,063	1,171	3,234
Boonville	4,398	1,099	5,497	4,365	1,212	5,577
Caruthersville	578	897	1,475	28	1,174	1,202
Missouri Total	7,313	2,919	10,232	6,456	3,557	10,013

Iowa
Bettendorf	2,081	2,152	4,233	2,981	2,246	5,227
Davenport	2,096	704	2,800	2,060	1,036	3,096
Marquette	(61)	610	549	(150)	620	470
Waterloo	1,797	2,945	4,742	1,501	2,923	4,424
Iowa Total	5,913	6,411	12,324	6,392	6,825	13,217

Colorado
Black Hawk	1,585	3,651	5,236	2,539	3,882	6,421

Florida
Pompano	(1,914)	4,343	2,429	(1,961)	4,227	2,266

Total Property Before Corporate and Other Items	14,374	25,604	39,978	20,191	28,389	48,580
Corporate and Other	(11,698)	1,194	(10,504)	(10,386)	1,458	(8,928)

Total Before Other Items	2,676	26,798	29,474	9,805	29,847	39,652
Other Items:
Insurance Recoveries - Biloxi(5)	—	—	—	92,179	—	92,179
Total From Continuing Operations	$2,676	$26,798	$29,474	$101,984	$29,847	$131,831

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Nine Months Ended January 24, 2010			Nine Months Ended January 25, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi(5)	$(7,281)	$10,559	$3,278	$(6,094)	$13,074	$6,980
Natchez	5,561	1,448	7,009	6,430	2,380	8,810
Lula	6,051	6,204	12,255	7,384	6,406	13,790
Mississippi Total	4,331	18,211	22,542	7,720	21,860	29,580

Louisiana
Lake Charles	8,548	7,809	16,357	15,293	9,523	24,816

Missouri
Kansas City	8,861	2,999	11,860	5,920	3,591	9,511
Boonville	15,386	3,412	18,798	14,279	3,641	17,920
Caruthersville	1,727	2,641	4,368	658	3,493	4,151
Missouri Total	25,974	9,052	35,026	20,857	10,725	31,582

Iowa
Bettendorf	8,793	6,708	15,501	15,948	6,793	22,741
Davenport	6,988	2,499	9,487	7,383	3,222	10,605
Marquette	1,815	1,903	3,718	3,162	1,995	5,157
Waterloo	7,237	8,863	16,100	7,506	8,640	16,146
Iowa Total	24,833	19,973	44,806	33,999	20,650	54,649

Colorado
Black Hawk	11,544	11,285	22,829	10,891	12,857	23,748

Florida
Pompano	(8,884)	12,990	4,106	(8,332)	12,605	4,273

Total Property Before Corporate and Other Items	66,346	79,320	145,666	80,428	88,220	168,648
Corporate and Other	(36,172)	3,784	(32,388)	(36,344)	4,119	(32,225)

Total Before Other Items	30,174	83,104	113,278	44,084	92,339	136,423
Other Items:
Expense Recoveries and Other (2)	6,762	—	6,762	(6,000)	—	(6,000)
Marquette Hotel Demolition (3)	(1,433)	958	(475)	—	—	—
Caruthersville Property Tax Settlement(4)	934	—	934	—	—	—
Insurance Recoveries - Biloxi(5)	—	—	—	92,179	—	92,179
Total From Continuing Operations	$36,437	$84,062	$120,499	$130,263	$92,339	$222,602

(1)          EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2010	2009	2010	2009
EBITDA	$29,474	$131,831	$120,499	$222,602
Add/(deduct):
Depreciation and amortization	(26,798)	(29,847)	(84,062)	(92,339)
Interest expense:
Interest expense, net	(16,998)	(23,675)	(52,464)	(70,902)
Income tax (provision) benefit	2,922	(30,044)	8,056	(23,682)
Income (loss) from discontinued operations, including loss on sale, net of income taxes	775	(2,152)	(187)	(6,692)
Net income (loss)	$(10,625)	$46,113	$(8,158)	$28,987

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)          Expense recoveries and other of $(6.8) million for the nine months ended January 24, 2010 reflect income from the recording of a receivable for reimbursement of Pittsburgh development costs. Expense recoveries and other of $6.0 million for the nine months ended January 25, 2009 reflect a charge representing the cancellation of our rights to acquire land including a $1.0 million termination fee, related to the potential development of a casino project in the Portland, Oregon area.

(3)          During October 2009, the Company demolished the hotel at our Marquette property. As a result, operating income for the nine months ended January 24, 2010 includes $0.5 million in demolition costs and $1.0 million in acceleration of remaining depreciation.

(4)          Caruthersville includes the favorable impact of $0.9 million from the settlement of a property tax appeal during the nine months ended January 24, 2010.

(5)          For comparability purposes, the insurance recoveries from Hurricane Katrina related to our Biloxi property are presented separately from Biloxi EBITDA, net revenues and operating income. EBITDA for the three and nine months ended includes $92.2 million from our insurance settlement for our Biloxi property.  Included in net revenues for the three and nine months ended January 25, 2009 is $60 million of these insurance recoveries.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 14 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida.  More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statement

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368

NOTE:  Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com.  Isle of Capri Casinos, Inc.’s home page is http://www.islecorp.com.